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                                                                    Exhibit 10.2
                                 ADDENDUM NO. 1
                           TO MASTER LEASE AGREEMENT
                         DATED AS OF DECEMBER 31, 1998

THIS ADDENDUM (this "ADDENDUM") amends and supplements the above referenced lease (the "LEASE"), between GENERAL ELECTRIC CAPITAL CORPORATION ("LESSOR") and MYRIAD GENETICS INC. ("LESSEE") and is hereby incorporated into the Lease as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

The Lease is hereby amended as follows:

     1.  XXI.  ADDITIONAL COVENANTS.

         (a) At all times during the term of the Lease, Lessee shall maintain:
     (i) unrestricted cash, cash equivalents and investment grade securities (including long term marketable securities) of at least $15,000,000; (ii) a minimum current asset including long term marketable securities) to current liability ratio of 1.50:1.00; (iii) a total liabilities to tangible net worth ratio of no more than 0.50:1; and (iv) a minimum tangible net worth (defined as total shareholders equity minus intangible assets ) of $20,000,000. Unrestricted cash, cash equivalents and investment grade securities shall be defined as being net of any non-GE Capital contingent liabilities associated with other lease or loan cash triggers, pledge agreements, etc. Except as defined herein, accounting terms used herein shall be as defined, and all calculations hereunder shall be made, in accordance with GAAP.

         (b) Lessee's chief financial officer shall notify Lessor of the amount of Lessee's unrestricted cash, cash equivalents, investment grade securities, tangible net worth, current asset to current liability ratio and total liabilities to tangible net worth ratio, and shall certify that such amounts are in compliance with the requirements of Section XXI(a) above, such notification and certification shall be provided within thirty
     (30) days after the end of each quarter, reflecting such information as of the end of the quarter immediately preceding such notice, unless Lessee's unrestricted cash, cash equivalents and investment grade securities fall below $15,000,000 at which point reporting becomes monthly. If Lessee fails timely to provide such notification and compliance certificates, within thirty (30) days after such failure, Lessee shall be in default hereunder.



Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding nor effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                             LESSEE:

GENERAL ELECTRIC CAPITAL            MYRIAD GENETICS INC.
CORPORATION


By:      /s/ Steve Mann             By:    /s/ Jay M. Moyes
   ---------------------------         ------------------------
Name:    Steve Mann                 Name:  Jay M. Moyes
     -------------------------           ----------------------
Title:   Risk Analyst               Title: V.P. Finance/C.F.O.
      ------------------------            ---------------------


                                    Attest:

                                    By:    /s/ Jeff Johnson
                                       ------------------------